EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement on Form S-8 of our report dated October 7, 1998, relating to the consolidated financial statements of Tadeo Holdings, Inc. and subsidiaries as of June 30, 1998 and 1997, and for each of the years in the three-year period ended June 30, 1998.




                                        /s/Feldman Sherb Horowitz & Co., P.C.
                                        Feldman Sherb Horowitz & Co., P.C.
                                        Certified Public Accountants

New York, New York
August 9, 1999